Exhibit 21

Subsidiaries of EnPro Industries, Inc.
(as of December 31, 2003)

		% of Voting
	Place of	Securities
Consolidated Subsidiary Companies	Incorporation	Owned

EnPro Industries, Inc.	North Carolina	100
Coltec Industries Inc	Pennsylvania	100
Coltec Automotive Inc	Delaware	100
Coltec do Brasil Productos Industriais Ltda.	Brazil	89
Coltec Finance Company Limited	United Kingdom	100
Coltec Industries France SAS	France	25
Garlock France SAS	France	100
Liard, S.A.S	France	100
Coltec Industries Pacific Pte Ltd	Singapore	100
Coltec International Services Co.	Delaware	100
Coltec do Brasil Productos Industriais Ltda.	Brazil	11
Garlock Korea, Inc.	Korea	11
Coltec Productos y Servicios, S.A.	Mexico	25
Coltec Productos y Servicios, S.A.	Mexico	75
Corrosion Control Corporation	Colorado	100
EXH Automotive Holdings, Inc.	Delaware	100
FSS Divestiture Corp	Delaware	100
Glacier Garlock Bearings LLC	Delaware	3.7
Garlock (Great Britain) Limited	United Kingdom	100
Garlock Korea, Inc.	Korea	89
Garlock Sealing Technologies LLC	Delaware	100
Coltec Industrial Products LLC	Delaware	100
Glacier Garlock Bearings LLC	Delaware	96.3
Garlock International Inc	Delaware	100
Garlock of Canada Ltd	Ontario, Canada	100
Garlock de Mexico, S.A.	Mexico	65.7
Garlock Overseas Corporation	Delaware	100
Stemco Truck Products Pty. Limited	Australia	100
Garlock Pty Limited	Australia	80
Mainland Sealing Products, LLC	North Carolina	100
Stemco LLC	Delaware	100
Garrison Litigation Management Group, Ltd.	Delaware	90.3
The Anchor Packing Company	Delaware	100
Glacier Garlock Bearings do Brasil Ltda.	Brazil	0.01
Glacier Garlock Bearings, Inc.	Delaware	100
Glacier Garlock Bearings do Brasil Ltda.	Brazil	99.99
Glacier Garlock Bearings S.r.l	Italy	100
Glacier Garlock Bearings s.r.o	Slovakia	100
G.I.B. Real Estate GmbH	Germany	100

		% of Voting
	Place of	Securities
Consolidated Subsidiary Companies	Incorporation	Owned

G.I.B. Germany GmbH	Germany	100
G.I.B. Verwaltungsgesellschaft mbH	Germany	100
Glacier Garlock Bearings GmbH & Co KG	Germany	100
Glacier Belgium S.A.	Belgium	100
Glacier Tristar S.A.	Switzerland	100
Glacier Garlock Bearings Austria GmbH	Austria	100
Glacier Garlock Bearings UK Limited	United Kingdom	100
Glacier Garlock Bearings Limited	United Kingdom	100
Glacier Garlock Holdings	France	100
Glacier Garlock Bearings	France	100
Haber Tool Company Inc	Michigan	100
Holley Automotive Systems GmbH	Germany	100
Garlock GmbH	Germany	100
Coltec Industries France SAS	France	75
Garlock France SAS	France	100
Liard, S.A.S	France	100
Kunshan Q-Tech Air System Technologies Ltd.	China	100
QFM Sales and Services, Inc.	Delaware	100
Salt Lick Railroad Company	Pennsylvania	100

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